CONSENT OF PETER MONTANO

The undersigned hereby consents to the references to, and the information derived from, (i) the report titled “NI 43-101 Technical Report, Feasibility Study on the Fekola Gold Project in Mali” dated June 30, 2015 and (ii) mineral reserve estimates for the Fekola Project and the Otjikoto Mine, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by B2Gold Corp.

/s/ Peter Montano
Peter Montano, P.E.
December 8, 2015